UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2010

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Peabody Energy Corporation (“Peabody”) held its annual meeting of shareholders on May 4, 2010.

Ten directors were elected to serve for a one-year term expiring in 2011. A tabulation of the votes for these directors is set forth below:

	For	Withheld	Broker Non-Votes
Gregory H. Boyce	188,600,939	10,112,938	23,051,316
William A. Coley	197,719,691	994,186	23,051,316
William E. James	189,828,346	8,885,531	23,051,316
Robert B. Karn III	197,474,338	1,239,539	23,051,316
M. Frances Keeth	197,423,403	1,290,474	23,051,316
Henry E. Lentz	187,393,335	11,320,542	23,051,316
Robert A. Malone	197,694,912	1,018,965	23,051,316
William C. Rusnack	197,718,983	994,894	23,051,316
John F. Turner	196,478,611	2,235,266	23,051,316
Alan H. Washkowitz	189,286,863	9,427,014	23,051,316

Sandra A. Van Trease will continue to serve out the remainder of her three-year term before standing for re-election in 2011.

Shareholders also ratified the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2010. The results of the vote are set forth below:

	For	Against	Abstentions	Broker Non-Votes
Ratification of independent registered public accounting firm	220,253,104	1,157,824	354,265	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 7, 2010	By:	/s/ Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary